Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.001, of Aerohive Networks, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: September 7, 2017

SQN INVESTORS (GP) LLC			SQN INVESTORS LP

By:	/s/ Scott R. Smith		By:	SQN Investors (GP) LLC, its General Partner
	Name:	Scott R. Smith
	Title:	CFO	By:	/s/ Scott R. Smith
				Name:	Scott R. Smith
				Title:	CFO

SQN PARTNERS (GP) LLC			SQN INVESTORS MASTER FUND LP

By:	/s/ Scott R. Smith		By:	SQN Partners (GP) LLC, its General Partner
	Name:	Scott R. Smith
	Title:	CFO	By:	/s/ Scott R. Smith
				Name:	Scott R. Smith
				Title:	CFO

/s/ Amish Mehta
Amish Mehta